UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

LC Credit Agreement

On September 20, 2021, Weatherford International Ltd. (the “Issuer”) and Weatherford International, LLC (together with the Issuer, the “Borrowers”), as borrowers, Weatherford International plc (the “Company”), as a guarantor, and the subsidiary guarantors party thereto, entered into an amendment (the “LC Amendment”) to the Company’s existing senior secured LC credit agreement (as so amended, the “LC Credit Agreement”) with the lenders party thereto and Deutsche Bank Trust Company Americas as administrative agent.

Among other things, the LC Amendment amended the LC Credit Agreement to permit the Borrowers to incur an additional $400 million of secured indebtedness under an asset-based lending facility or a revolving credit facility, subject to the requirements with respect to such facility set forth in the LC Amendment. In addition, the minimum secured liquidity covenant was removed, the minimum aggregate liquidity requirement was increased to $300 million, the minimum aggregate book value of assets requirement was decreased to $1 billion, and the basket for debt repayments and redemptions was increased to $500 million subject to having aggregate liquidity of at least $400 million. Certain other changes were made to the covenants under the LC Credit Agreement to make such covenants more favorable to the Borrowers.

The LC Credit Agreement is and will continue to be used for the issuance of bid and performance letters of credit of the Borrowers and certain of their subsidiaries. As of June 30, 2021, there were approximately $160 million in outstanding letters of credit under the LC Credit Agreement.

The foregoing description of the LC Amendment and the LC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which LC Amendment is attached as Exhibit 10.1 to this Form 8-K, and documents are incorporated herein by reference.

Item 8.01	Other Events.

Notes Offering

On September 20, 2021, the Company issued a press release announcing the commencement of the offering (the “Offering”) of $500.0 million in aggregate principal amount of senior secured first lien notes due 2028 (the “Secured Notes”) by the Issuer, a wholly owned subsidiary of the Company. The Issuer intends to use the net proceeds from the offering and cash on hand to redeem all of its outstanding 8.75% Senior Secured Notes due 2024 (the “2024 Secured Notes”). Subject to certain terms and conditions, affiliates of a large stockholder of the Company have agreed to purchase Secured Notes that remain unsold following the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Secured Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

The Secured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to purchase the Secured Notes, or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Redemption of Existing Notes

On September 20, 2021, the Issuer issued a conditional notice of optional redemption to the holders of its 2024 Secured Notes stating that it has elected to redeem all of its outstanding 2024 Secured Notes on September 30, 2021, at a redemption price of 104.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date. The Issuer intends to use the net proceeds of the Offering and cash on hand to fund the redemption of the 2024 Notes. The redemption of the 2024 Secured Notes is conditional upon the closing of the Offering and the issuance of $500 million principal amount of the Notes.

On September 20, 2021, the Issuer issued a conditional notice of partial optional redemption to the holders of its 11.0% senior notes due December 1, 2024 (the “Unsecured Notes”), stating that it has elected to redeem $200 million principal amount of the Unsecured Notes on October 20, 2021, at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date. The Issuer intends to use cash on hand to fund the partial redemption of the Unsecured Notes. The redemption of the Unsecured Notes is conditional upon the closing of the Offering and the issuance of $500 million principal amount of the Secured Notes.

Under the indenture governing the Unsecured Notes, the Issuer has the right to redeem up to $500 million principal amount of the Unsecured Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date, at any time prior to December 1, 2022. Following the completion of the redemption of the $200 million principal amount of the Unsecured Notes described above, the Issuer will have the ability to redeem a further $300 million principal amount of the Unsecured Notes at the redemption price described above. The Issuer may consider redeeming additional principal amounts of the Unsecured Notes in the future depending on generated cash flow and incremental available liquidity under any future asset-based lending facility or revolving credit facility, subject to its liquidity needs and other considerations. There can be no assurance that the Company will be able to enter a new asset-based lending facility or revolving credit facility or that the Issuer will redeem any additional Unsecured Notes.

Forward-Looking Statements

The Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals. These forward-looking statements are generally identified by the words “intends”, “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; financial market conditions and availability of capital; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Amendment No. 2 to LC Credit Agreement dated September 20, 2021, by and among Weatherford International Ltd., Weatherford International plc, Weatherford International LLC, the other guarantors party thereto, Deutsche Bank Trust Company Americas, BTA Institutional Services Australia Limited and the lenders under the LC Credit Agreement.
99.1	Press Release of Weatherford International plc announcing the commencement of the offering of the Notes, dated September 20, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc

By:	/s/ Scott C. Weatherholt
	Name:	Scott C. Weatherholt
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Dated: September 20, 2021